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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   July 24, 2000
                                                   ----------------

                                    PSC Inc.

             (Exact name of registrant as specified in its charter)



             New York                      0-9919               16-0969362
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(State or Other Jurisdiction of         (Commission           (IRS Employer
        Incorporation)                  File Number)        Identification No.)



                    675 Basket Road, Webster, New York 14580

               (Address of principal executive offices) (Zip Code)


Registrant's telephone number:              (716) 265-1600
                                 ------------------------------------



                                       N/A

          (Former name or former address, if changed since last report)
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Item 5.  Other Events
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     On June 5, 2000, PSC Inc. (the "Company"), Mohawk Corp. ("Parent") and
Mohawk Acquisition Corp., a wholly owned subsidiary of Parent ("Purchaser"), entered into an Agreement and Plan of Merger, dated as of June 5, 2000 (the "Merger Agreement"), by and among the Company, Parent and Purchaser. Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to purchase (i) all outstanding shares of common stock, par value $0.01 per share ("Common Stock"), of the Company including the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of December 30, 1997, as amended, between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, at a purchase price of $8.45 per share of Common Stock, (ii) all outstanding shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Preferred Stock"), of the Company at a purchase price of $105.625 per share and (iii) the warrant, exercisable prior to July 12, 2006, representing rights to purchase an aggregate of 180,000 shares of Common Stock, at a purchase price of $0.45 for each underlying share of Common Stock represented by the warrant, and the warrants exercisable prior to July 12, 2006, representing rights to purchase an aggregate of 975,000 shares of Common Stock, at a purchase price of $3.20 for each underlying share of Common Stock represented by each warrant (collectively, "Warrants"), in each case net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 19, 2000 (the "Offer to Purchase") and in the related Letters of Transmittal for Common Stock, Preferred Stock and Warrants, as applicable, copies of which are filed as Exhibits (a)(1) and (a)(2) through (a)(4), respectively, to the Schedule TO (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase or in the Schedule TO.

     On July 24, 2000, Parent, Purchaser and the Company executed a Termination Agreement, filed herewith as Exhibit 99.2, whereby the parties agreed to terminate the Offer, effective July 24, 2000. All shares of Common Stock, Preferred Stock and Warrants tendered in the Offer and not withdrawn will be returned to such holders.

     Filed herewith as Exhibit 99.1 is a copy of the joint press release issued by the Company, Parent and Purchaser on July 25, 2000 announcing the termination of the Offer pursuant to the Merger Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)      Exhibits:
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99.1     Joint Press Release of the Company, Purchaser and Parent, issued on
         July 25, 2000.

99.2 Termination Agreement, dated as of July 24, 2000, among Parent, Purchaser and the Company.
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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PSC INC.


Date:  July 25, 2000      By: /s/ William J. Woodard
                              ----------------------------------------------
                              Name: William J. Woodard
                              Title:  Vice President and Chief Financial Officer
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EXHIBIT INDEX


The following designated exhibits are filed herewith:

99.1 Joint Press Release of the Company, Purchaser and Parent, issued on July 25, 2000.

99.2 Termination Agreement, dated as of July 24, 2000, among Parent, Purchaser and the Company.